EXHIBIT 5.1



                           THERMO ELECTRON CORPORATION
                                 81 Wyman Street
                             Waltham, MA  02254-9046


                                February 8, 1995


        Thermo Electron Corporation
        81 Wyman Street
        Waltham, MA 02254-9046

             Re:  Registration Statement on Form S-4
                  Commission File No. 033-57129
                  Registering 2,669,158 Shares of Common Stock

        Dear Sirs :

             I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-4 (the "Registration Statement"), of 2,669,158 shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company to be issued in connection with the merger of a wholly owned subsidiary of the Company with and into Coleman Research Corporation (the "Merger").

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

             2. The issuance of the Shares has been duly authorized by the Company. The Shares, when issued in connection with the Merger and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.
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             I hereby consent to the filing of this opinion as Exhibit
        5.1 to the Registration Statement.

                                           Very truly yours,



                                           Seth H. Hoogasian
                                           General Counsel



        SHH/mj